Exhibit 8.2

6 January 2014

By Courier and Email

North Atlantic Drilling Ltd.

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08

Bermuda

Dear Sirs

Re:	North Atlantic Drilling Ltd. (the “Company”)

Registration Statement on Form F-1

1.	Subject of Opinion

We are lawyers duly qualified to practise in Bermuda. This opinion as to the laws of Bermuda is addressed to you in connection with the preparation of a registration statement on Form F-l, as thereafter amended or supplemented, (File No. 333-185394) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the Securities and Exchange Commission (the “Commission”) on 6 January 2014 under the Securities Act of 1933, as amended (the “Securities Act”), with regard to the registration of $46,000,000 of common shares in the share capital of the Company, having a par value of US$5.00 each (the “Shares”). The Shares are to be offered in the Company’s initial public offering (the “Offering”) pursuant to an underwriting agreement to be entered into between Morgan Stanley & Co. LLC, acting severally on behalf of itself and the several underwriters named therein, and the Company.

2.	Documents Examined

For the purposes of this opinion we have examined and relied upon originals or copies of the following:

2.1	the Registration Statement;

2.2	certified copies dated 6 January 2014 of minutes of a meeting of the Board of Directors of the Company passed on 7 November 2013 and resolutions of the shareholders of the Company passed on 21 September 2012;

2.3	a copy of the following documents for the Company, as certified by the secretary of the Company on 6 January 2014:

(a)	Certificate of Incorporation;

(b)	Memorandum of Association;

(c)	Bye-laws;

(d)	Register of Directors and Officers;

(e)	Register of Members; and

(f)	Tax Assurance Certificate;

2.4	a Certificate of Compliance issued by the Bermuda Registrar of Companies in respect of the Company dated 6 January 2014; and

2.5	such other documents as we have deemed necessary in order to render this opinion

(together the “Documents”).

As to questions of fact relevant to this opinion, we have relied upon certificates issued by the Government of Bermuda or agencies thereof and by officers and agents of the Company, which matters of fact we have not independently verified. We qualify this opinion to the extent that the statements or representations made in any such certificates are not accurate in any respect.

3.	Opinion Limited to Bermuda Law

We have not investigated the laws of any country other than Bermuda and this opinion is given only with respect to compliance with or matters governed by Bermuda law. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof and is governed by, and should be construed in accordance with, those laws. This opinion is also limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion is issued solely for the purposes of the filing of the Registration Statement by the Company and the issuance of the Shares pursuant to the Offering and may not be relied upon in respect of any other matter.

4.	Assumptions

In giving this opinion, we have assumed:

4.1	the authenticity, accuracy and completeness of all of the Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all of the Documents submitted to us as certified, electronic or photostatic copies;

4.2	the genuineness of all signatures on the Documents submitted to us;

4.3	the truth, accuracy and completeness as at the date hereof of all representations as to factual matters, warranties and statements of fact or law, other than as to the laws of Bermuda, made in any of the Documents;

4.4	the authority, capacity and power of each of the persons signing the Documents submitted to us (other than directors or officers of the Company); and

4.5	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein.

5.	Opinion

Based upon and subject hereto, and further subject to any matters not disclosed to us, we are of the opinion that, as at today’s date, the statements under the caption “Tax Considerations – Bermuda Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

6.	Disclosure

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and the opinions attributed to us under the captions “Tax Considerations - Bermuda Tax Considerations”, “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus attached thereto, without admitting that we are “experts”, within the meaning of the Securities Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

We assume no responsibility to review or update this opinion if applicable law or the existing facts or circumstances should change after the date hereof.

Yours faithfully

MJM LIMITED